                                                                    EXHIBIT 99.1


[CHARTER COMMUNICATIONS(R) LOGO]                                            NEWS


FOR RELEASE: 7:00 AM CENTRAL TIME, THURSDAY, FEBRUARY 15, 2001

           CHARTER COMMUNICATIONS REPORTS CONTINUED REVENUE, OCF, AND
            CUSTOMER GROWTH IN FOURTH QUARTER 2000 FINANCIAL RESULTS

     AGGRESSIVE DIGITAL AND HIGH-SPEED DATA DEPLOYMENT TO DRIVE 2001 GROWTH

         ST. LOUIS -- Charter Communications, Inc. (Nasdaq: CHTR) today reported continued acceleration in the growth of revenues, operating cash flow (OCF), and basic, digital and data customers for the three months ended December 31, 2000, compared to pro forma year-ago results and compared to all other quarters in 2000.

2000 FINANCIAL HIGHLIGHTS

         Jerry Kent, President and CEO, said "I'm pleased to report that we met, or in most cases significantly exceeded, all of the goals we set at the start of the year, as well as those expected by Wall Street analysts. In the fourth quarter, we capped the year with OCF growth that is almost twice that of any other major cable operator. We saw acceleration in core basic customer growth, which indicates the success of our digital strategy. And we ended the year with advanced service deployments that exceeded our original optimistic expectations. The fact that this was done in a year in which we integrated 13 major acquisitions is a tribute to the hard work and dedication of every employee at Charter, and the success of retaining our entrepreneurial culture."

         For the fourth quarter of 2000, revenues increased 15.8% to $893.9 million, and OCF increased 28.9% to $433.2 million compared to the pro forma results for the fourth quarter of 1999. Pro forma revenues and OCF for the year 2000 increased 11.9% to $3.30 billion and 19.0% to $1.56 billion, respectively, compared to pro forma 1999 annual results. Pro forma internal customer growth was 2.5% for the year 2000. "We apparently retained our industry leadership in generating internal customer growth," Mr. Kent said. "Our aggressive approach to competition has enabled us to accelerate our internal customer growth throughout the year," he

                                     -MORE-

CHARTER, PAGE 2

continued. At December 31, 2000, Charter served 6,350,900 basic cable customers, compared to 6,193,700 pro forma as of December 31, 1999, a pro forma net gain of 157,200 customers.

         For "same-store" cable systems owned by Charter during the fourth quarter of both the years 2000 and 1999, revenues and system operating cash flow grew 18.3% and 28.9%, respectively. These systems represented 3,783,600 customers at December 31, 2000, reflecting a 2.2% internal growth rate in basic customers compared to a year ago.

         "I'm very proud of the financial and operating success Charter achieved during 2000," Mr. Kent said. "Our rate of cash flow growth increased each quarter throughout the year as we integrated acquired systems, grew our basic and advanced service offerings significantly, and achieved operating efficiencies," he continued. Mr. Kent said strong "same store" operating results reinforce his confidence that Charter will continue to be a premier operator by generating superior operating results for the foreseeable future.

BROADBAND PIPE DELIVERS ADVANCED SERVICES TO GROWING CUSTOMER BASE

         Charter ended the year with 1,069,500 digital cable customers, nearly seven times the number it had on December 31, 1999. "We began the year 2000 with some 155,000 Charter Digital CableTM customers, and a goal to increase that number by 10,000 new customers per week," Mr. Kent said. "Consumer excitement about digital was well beyond our initial expectations, driven by a very targeted marketing effort. As a result, we attained a weekly average of 17,500 new digital customers per week, with a weekly average of 40,000 installs throughout December," he continued. "We actually achieved the one million digital customer milestone before Christmas."

         Mr. Kent said close to 90% of Charter's customers now have access to digital video service, and the company plans to continue its aggressive marketing efforts throughout 2001. "I'm pleased to acknowledge the initiative each of our employees took in deploying our digital service. We wouldn't have achieved this growth without the devotion of each of them," he said. "We've achieved tremendous success in a competitive marketplace, including conversion of some 14,000 satellite customers to Charter Digital Cable service through our dish win-back program," he added.

         With the addition of 67,800 cable modem customers during the fourth quarter of 2000, Charter ended the year with 252,400 data customers. Mr. Kent said the weekly cable modem

                                     -MORE-

CHARTER, PAGE 3

installation rate increased to over 5,200 per week during the fourth quarter, compared to 2,700 per week during the third quarter. "Charter's cable modem install rate ramped up throughout the year and exceeded the expectations we set at the beginning of the year 2000," Mr. Kent said. "Now that Charter PipelineTM, our two-way high-speed data product, is available to more than 50% of our customers, we're ready to step-up our marketing efforts in 2001."

         Mr. Kent said Charter remains ahead of schedule in its $3.5 billion project to build what is recognized as one of the most robust broadband infrastructures in the industry. "Approximately 70% of our customers are served by plant upgraded to at least 550 megahertz, and more than 50% of our customers have access to two-way enacted plant. By the end of the year 2002, nearly 93% of our customers will be served by 550 megahertz plant or greater, providing full, two-way interactive capability," he added.

RECENT DEVELOPMENTS

         Charter is now offering multiple interactive services to digital customers in its Los Angeles Region. The company was the first to integrate Wink's Enhanced Broadcasting product with DIVA's video-on-demand (VOD) technology, providing Charter Digital Cable customers with access to product information, news on-demand, coupons and shopping on more than 20 digital channels. VOD technology is available to Charter digital cable customers in Los Angeles and the suburbs of Atlanta, passing more than 250,000 homes.

         Charter announced a trial of IP telephony service in St. Louis, partnering with Nortel Networks and ANTEC. Slated to begin this Summer, the trial will involve up to 500 residents in the St. Louis area. Charter also has an IP telephony trial underway in Wisconsin using TelCordia, Cisco and Motorola equipment.

LOOKING AHEAD

         In 2000, cable system pro forma revenue and operating cash flow, before corporate overhead, grew 11.9% and 12.4% respectively. In 2001, Charter expects an acceleration in revenue and operating cash flow, with revenue expected to grow between 14% and 16% compared to pro forma 2000 results. Operating cash flow growth is expected to range between 12% and 14%. In the year 2000, Charter began a three-year plan to build a state of the art customer care center in each region. One-time expenses associated with the launch of each center began to affect the Company in 2000. These expenses will approach $11 million in 2001.

                                     -MORE-

CHARTER, PAGE 4

         Basic internal customer growth is expected to again exceed 2.0% for 2001. Aggressive digital customer growth is expected to continue into 2001, and Mr. Kent said the company should end the year with approximately 2 million Charter Digital Cable customers, or a penetration rate in the excess of 30%. Marketing efforts for high-speed Internet access will increase in 2001 as more plant miles are upgraded to two-way interactivity. Charter expects to end 2001 with over 500,000 Charter Pipeline customers, nearly doubling that customer base. VOD launches are planned for ten additional markets in 2001. Mr. Kent said he expects approximately 2.2 million homes will have access to VOD technology by the end of 2001.

         "With continued solid underlying `same store' performance, the completed integration of 13 major acquisitions behind us, accelerated momentum in the deployment of our digital and high speed services, and the expected rollout of our TV portal, currently trialing in St. Louis, Charter enters 2001 hitting on all cylinders, and moving more quickly toward delivering our vision of a wired world," Mr. Kent concluded.

         With nearly 6.4 million customers, Charter Communications, a Wired World company(TM), is among the nation's largest broadband communications companies. Charter offers a full range of broadband services and products, including analog cable television under the Charter Cable brand; digital video programming services under the Charter Digital Cable(TM) brand; and high-speed Internet access via Charter Pipeline (TM). Charter's Class A common stock is traded on the Nasdaq National Market under the ticker symbol "CHTR." More information about Charter can be found on the Internet at www.chartercom.com.

                                     # # #

Detailed financial information is included in the attached addendum.

Charter will conduct a conference call to discuss their operating results on Thursday, February 15, 2001, at 11:00 AM Eastern Time. The call will be available live via webcast at www.chartercom.com. The call will be available on the "Investor" portion of the website, via "About Charter." Participants should go to the call link at least 10 minutes prior to the start time to register. The call will be archived on the website.

Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." These forward-looking statements include specific projections regarding Charter's revenues and operating cash flow for the year 2001 as well as projections regarding growth in digital cable and high-speed Internet customers. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange Commission. All forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement.

CONTACTS:
MEDIA                                                ANALYSTS
Anita Lamont, 314-543-2215                           Todd St. Onge, 314-543-2397
alamont@chartercom.com                               mmoehle@chartercom.com

                          CHARTER COMMUNICATIONS, INC.
                         CONSOLIDATED OPERATING RESULTS

                             (DOLLARS IN THOUSANDS)



                                                         THREE MONTHS ENDED DECEMBER 31
                                                       ----------------------------------
                                                         PRO FORMA(a)         PRO FORMA(a)
                                                             2000                 1999            % CHANGE
                                                       -----------------    -----------------   -------------
                                                                    (UNAUDITED)
REVENUES:
       Basic                                                  $  581,247           $  543,240
       Premium                                                    55,166               56,282
       Pay-per-view                                                6,715               13,714
       Digital                                                    41,272                7,050
       Data services                                              20,654                4,905
       Advertising sales                                          92,073               59,747
       Other                                                      96,750               86,663
                                                              ----------           ----------
          Total revenues                                         893,877              771,601          15.8%
                                                              ----------           ----------

OPERATING EXPENSE:
       Programming                                               208,664              194,391
       General and administrative                                139,387              122,641
       Service                                                    49,018               42,488
       Marketing                                                  18,096               17,706
       Advertising sales                                          15,905               14,512
       Other                                                      15,949                6,083
       Corporate expense charge - related party                   13,673               37,659
                                                              ----------           ----------
          Total operating expenses                               460,692              435,480           5.8%
                                                              ----------           ----------

          Operating cash flow                                 $  433,185           $  336,121          28.9%
                                                              ==========           ==========



(a) The pro forma results reflect all acquisitions and mergers of cable systems closed during 1999 and 2000.


       Addendum to Charter Communications Year-end 2000 Earnings Release

                          CHARTER COMMUNICATIONS, INC.
                         CONSOLIDATED OPERATING RESULTS

                             (DOLLARS IN THOUSANDS)


                                                             YEAR ENDED DECEMBER 31
                                                       ----------------------------------
                                                         PRO FORMA(a)         PRO FORMA(a)
                                                             2000                 1999            % CHANGE
                                                       ----------------     ----------------    -------------
                                                          (UNAUDITED)          (UNAUDITED)       (UNAUDITED)
REVENUES:
       Basic                                                $ 2,287,525          $ 2,131,197
       Premium                                                  231,800              264,975
       Pay-per-view                                              29,070               52,450
       Digital                                                   91,869               18,761
       Data services                                             64,973               20,476
       Advertising sales                                        220,205              158,057
       Other                                                    375,420              305,119
                                                            -----------          -----------
          Total revenues                                      3,300,862            2,951,035           11.9%
                                                            -----------          -----------

OPERATING EXPENSES:
       Programming                                              749,810              693,760
       General and administrative                               546,752              458,785
       Service                                                  199,811              169,458
       Marketing                                                 64,361               54,838
       Advertising sales                                         61,721               57,712
       Other                                                     58,964               76,100
       Corporate expense charge - related party                  55,960              126,854
                                                            -----------          -----------
          Total operating expenses                            1,737,379            1,637,507            6.1%
                                                            -----------          -----------
          Operating cash flow                               $ 1,563,483          $ 1,313,528           19.0%
                                                            ===========          ===========



(a) The pro forma results reflect all acquisitions and mergers of cable systems closed during 1999 and 2000.


       Addendum to Charter Communications Year-end 2000 Earnings Release

                          CHARTER COMMUNICATIONS, INC.
                        SUMMARY OF OPERATING STATISTICS

-----------------------------------------------------------------------------------------------------------------------------------

CABLE TELEVISION                                                    ACTUAL                 PRO FORMA(a)               ACTUAL
                                                             ---------------------    ----------------------  ---------------------

                                                                 DECEMBER 31              DECEMBER 31,            DECEMBER 31,
                                                                     2000                     1999                    1999
                                                             ---------------------    ----------------------  ---------------------
Homes Passed                                                            10,225,000                 9,970,000              8,827,300
Basic Customers                                                          6,350,900                 6,193,700              5,452,600
Basic Penetration                                                             62.1%                     62.1%                  61.8%
Premium Units                                                            4,939,100                 3,144,500              2,844,400
Premium Penetration                                                           77.8%                     50.8%                  52.2%
Average Monthly Revenue per Basic Customer (quarter)                 $       46.92              $      41.53           $      35.64
-----------------------------------------------------------------------------------------------------------------------------------
DIGITAL VIDEO                                                       ACTUAL                 PRO FORMA(a)               ACTUAL
                                                             ---------------------    ----------------------  -------------------
                                                                 DECEMBER 31              DECEMBER 31,            DECEMBER 31,
                                                                     2000                     1999                    1999
                                                             ---------------------    ----------------------  ---------------------
Digital Homes Passed                                                     8,793,000                 4,675,000              4,085,700
Customers                                                                1,069,500                   155,400                126,200
Penetration                                                                   12.2%                      3.3%                   3.1%
Digital Converters Deployed                                              1,336,900                   176,600                144,300
-----------------------------------------------------------------------------------------------------------------------------------
DATA SERVICES                                                       ACTUAL                 PRO FORMA(a)               ACTUAL
                                                             ---------------------    ----------------------  ---------------------
                                                                 DECEMBER 31              DECEMBER 31,            DECEMBER 31,
                                                                     2000                     1999                    1999
                                                             ---------------------    ----------------------  ---------------------
Data Homes Passed                                                        5,550,800                 4,422,000              3,938,600
Customers                                                                  252,400                    84,400                 72,000
Penetration                                                                    4.5%                      1.9%                   1.8%
-----------------------------------------------------------------------------------------------------------------------------------
TELEVISION-BASED INTERNET ACCESS                                    ACTUAL                 PRO FORMA(a)               ACTUAL
                                                             ---------------------    ----------------------  ---------------------
                                                                 DECEMBER 31              DECEMBER 31,            DECEMBER 31,
                                                                     2000                     1999                    1999
                                                             ---------------------    ----------------------  ---------------------
Television-Based Internet Homes Passed                                     472,100                   429,000                429,000
Customers                                                                    9,700                     7,100                  7,100
Penetration                                                                    2.1%                      1.7%                   1.7%
-----------------------------------------------------------------------------------------------------------------------------------
OTHER STATISTICS                                                      ACTUAL                PRO FORMA(a)               ACTUAL
                                                             ---------------------    ----------------------  ---------------------
                                                                 DECEMBER 31              DECEMBER 31,            DECEMBER 31,
                                                                     2000                     1999                    1999
                                                             ---------------------    ----------------------  ---------------------
For the quarter ended
  Capital Expenditures (in 000's)                                    $     996,000(b)           $    429,500           $    356,200
As of
  Book Value per Share                                               $       11.57              $      13.93           $      13.57
-----------------------------------------------------------------------------------------------------------------------------------



(a) The pro forma statistics as of and for the quarter ended December 31, 1999 reflect all acquisitions closed since this date, including Bresnan Communications and Kalamazoo.
(b) Capital expenditures for the year ended December 31, 2000 were $2.825 billion.


        Addendum to Charter Communications Year-end 2000 Earnings Release

                          CHARTER COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENT OF OPERATIONS

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                            PERIOD ENDED DECEMBER 31, 2000
                                                       ------------------------------------------
                                                           THREE MONTHS          TWELVE MONTHS
                                                       -------------------    ------------------
                                                                       (UNAUDITED)
REVENUE:
       Basic                                                   $   581,247           $ 2,249,339
       Premium                                                      55,166               226,598
       Pay-per-view                                                  6,715                28,590
       Digital                                                      41,272                91,115
       Data services                                                20,654                63,330
       Advertising sales                                            92,073               220,205
       Other                                                        96,750               370,045
                                                               -----------           -----------
          Total revenues                                           893,877             3,249,222
                                                               -----------           -----------

OPERATING EXPENSES:
       Programming                                                 208,664               736,043
       General and administrative                                  139,387               543,865
       Service                                                      49,018               192,603
       Marketing                                                    18,096                63,789
       Advertising sales                                            15,905                56,499
       Other                                                        15,949                58,554
       Corporate expense charge - related party                     13,673                55,243
                                                               -----------           -----------
          Total operating expenses                                 460,692             1,706,596
                                                               -----------           -----------
          Operating cash flow                                      433,185             1,542,626

Depreciation                                                       347,026             1,209,698
Amortization                                                       348,163             1,263,384
Option compensation expense                                          6,773                40,978
Interest, net                                                      293,174             1,051,782
Other, net                                                          25,774                31,729
                                                               -----------           -----------
                                                                  (587,725)           (2,054,945)

Minority Interest in Loss of Subsidiary                            346,628             1,226,295
                                                               -----------           -----------
Net Loss                                                       $  (241,097)          $  (828,650)
                                                               ===========           ===========
Basic and Diluted Loss per Share                               $     (1.03)          $     (3.67)
                                                               ===========           ===========
Weighted Average Common Shares Outstanding                     233,738,668           225,697,775
                                                               ===========           ===========


        Addendum to Charter Communications Year-end 2000 Earnings Release

                           CHARTER COMMUNICATIONS, INC.
                    UNAUDITED CONSOLIDATED BALANCE SHEET DATA

                             (DOLLARS IN THOUSANDS)


                                                                         ACTUAL                 ACTUAL               PRO FORMA(a)
                                                                    DECEMBER 31, 2000      DECEMBER 31, 1999      DECEMBER 31, 1999
                                                                   ------------------     ------------------     ------------------
ASSETS
Current Assets:
      Cash and cash equivalents                                          $    130,702           $    133,706          $    149,656
      Accounts receivable, net of allowance for doubtful accounts             217,667                 93,743               103,541
      Receivable from related party                                             6,480                     --                    --
      Prepaid expenses and other                                               77,719                 35,142                35,490
                                                                         ------------           ------------          ------------
           Total current assets                                               432,568                262,591               288,687
                                                                         ------------           ------------          ------------
Investment in Cable Properties:
      Property, plant and equipment, net                                    5,267,519              3,490,573             3,875,036
      Franchises, net                                                      17,068,702             14,985,793            17,899,820
                                                                         ------------           ------------          ------------
           Total investment in cable properties                            22,336,221             18,476,366            21,774,856

Other Assets                                                                  274,777                227,550               356,423
                                                                         ------------           ------------          ------------
                                                                         $ 23,043,566             18,966,507          $ 22,419,966
                                                                         ============           ============          ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
      Accounts payable and accrued expenses                              $  1,367,234           $    706,775          $    663,606
      Payables to related party                                                -                      13,183                13,259
                                                                         ------------           ------------          ------------
           Total current liabilities                                        1,367,234                719,958               676,865
                                                                         ------------           ------------          ------------
Long-Term Debt                                                             13,060,455              8,936,455            11,241,727
                                                                         ------------           ------------          ------------
Deferred Management Fees - Related Party                                       13,751                 21,623                21,623
                                                                         ------------           ------------          ------------
Other Long-Term Liabilities                                                   285,266                145,124               155,144
                                                                         ------------           ------------          ------------
Minority Interest                                                           4,089,329              5,381,331             5,229,709
                                                                         ------------           ------------          ------------
Redeemable Securities                                                       1,104,327                750,937             1,846,176
                                                                         ------------           ------------          ------------
Shareholders' Equity                                                        3,123,204              3,011,079             3,248,722
                                                                         ------------           ------------          ------------
                                                                         $ 23,043,566           $ 18,966,507          $ 22,419,966
                                                                         ============           ============          ============


(a) The pro forma balance sheet reflects all acquisitions and mergers of cable systems closed during 1999 and 2000, the issuance and sale of senior and senior discount notes by Charter Communications Holdings, LLC in March 1999, January 2000 and January 2001, and the issuance and sale of convertible senior notes by Charter Communications, Inc. in October 2000 and November 2000.


        Addendum to Charter Communications Year-end 2000 Earnings Release

                          CHARTER COMMUNICATIONS, INC.
                              "SAME STORE RESULTS"

             (DOLLARS IN THOUSANDS, EXCEPT PER BASIC CUSTOMER DATA)


OPERATING RESULTS                                      Three Months Ended December 31
                                                       -------------------------------
                                                          2000                1999         % CHANGES
                                                       ----------         ------------     ---------
                                                                  (UNAUDITED)
REVENUES:
         Basic                                         $ 354,046           $ 332,970
         Premium                                          36,130              41,081
         Pay-per-view                                      4,548               7,803
         Digital                                          29,393               4,383
         Data services                                    14,115               5,567
         Advertising sales                                46,273              28,802
         Other                                            78,045              55,122
                                                       ---------           ---------
            Total revenues                               562,550             475,728          18.3%
                                                       ---------           ---------


OPERATING EXPENSES:
         Programming                                     116,841             109,463
         General and administrative                       95,435              85,991
         Service                                          27,344              26,650
         Marketing                                         7,586               7,167
         Advertising sales                                 7,866               7,195
         Other                                            21,885              17,763
                                                       ---------           ---------
            Total operating expenses                     276,957             254,229           8.9%

                                                       ---------           ---------
            System operating cash flow                 $ 285,593           $ 221,499          28.9%
                                                       =========           =========


OPERATING DATA                                        DECEMBER 31, 2000    DECEMBER 31, 1999
                                                      -----------------    -----------------
                                                                    (UNAUDITED)

Homes Passed                                           6,017,700              5,887,900
Basic Customers                                        3,783,600              3,703,500        2.2%
Basic Penetration                                           62.9%                  62.9%
Premium Units                                          3,232,500              2,205,800
Digital Video Customers                                  690,600                 79,900
Data Customers                                           186,900                 59,100
Average Monthly Revenue
  per Basic Customer                                    $  49.56              $   42.82       15.7%


Note: The above "same store" information presents operating results and data for the fourth quarter of 2000 as compared to the fourth quarter of 1999 for the cable systems owned by Charter Communications as of October 1, 1999.

        Addendum to Charter Communications Year-end 2000 Earnings Release

                          CHARTER COMMUNICATIONS, INC.

                                2000 HIGHLIGHTS

                                     Q1 2000           Q2 2000            Q3 2000           Q4 2000         FULL YEAR 2000
                                ----------------   ---------------    ---------------   ---------------    ----------------
PRO FORMA(a), DOLLARS IN THOUSANDS, EXCEPT EPS

Revenues                           $763,589           $799,602          $842,405           $893,378           $3,298,974

Operating Cash Flow                $353,674           $375,291          $400,319           $433,075           $1,562,359


      2001 Projections

                                     Q1 2001           Q2 2001            Q3 2001           Q4 2001         FULL YEAR 2001
                                ----------------   ---------------    ---------------   ---------------    ----------------
GROWTH RATES OVER PRO FORMA(a) YEAR-AGO PERIOD

Revenues                              12.5-14.5%        13.0-15.0%         13.5-15.5%        15.0-17.0%          14.0-16.0%

Operating Cash Flow                    8.0-10.0%        11.5-13.5%         12.0-14.0%        15.5-17.5%          12.0-14.0%

EPS                               ($1.24) - (1.29)  ($1.21) - (1.26)   ($1.24) - (1.27)  ($1.25) - (1.28)    ($4.94) - (5.10)


(a) Pro forma for all acquisitions completed in 2000 and for the sale of 4,715 customers in Dickinson, North Dakota, completed on December 31, 2000.

Statements in this press release regarding Charter Communications' business that are not historical facts may be "forward-looking statements." These forward-looking statements include specific projections regarding Charter's revenues EPS and operating cash flow for the year 2001 as well as projections regarding growth in basic, digital cable and high-speed Internet customers. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in the reports and documents Charter files from time to time with the U.S. Securities and Exchange Commission. All forward-looking statements contained in this press release are expressly qualified in their entirety by this cautionary statement.


        Addendum to Charter Communications Year-end 2000 Earnings Release